Exhibit 23.1

Lydall, Inc.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-93768, 333-08886 and 333-109500) of Lydall, Inc. of our report dated March 16, 2006 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/    PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Hartford, Connecticut

March 16, 2006